SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                 (Filed with the Commission on November 1, 2001)

                             Current Report Pursuant
                         To Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 15, 2001

                            ONSITE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

         1-12738                                    33-0576371
(Commission File Number)                 (IRS Employer Identification No.)

             701 Palomar Airport Road, Suite 200, Carlsbad, CA 92009
               (Address of principal executive offices) (Zip Code)

                                 (760) 931-2400
              (Registrant's telephone number, including area code)



ITEM 4. Change in Registrant's Certifying Accountant.

     On October 15, 2001 Onsite Energy Corporation (the "Registrant") engaged the accounting firm of Swenson Advisors, LLP, as its independent certifying accountants for the remainder of the fiscal year ending June 30, 2002, including preparation of the audit and Form 10-K for the fiscal year ended June 30, 2002. On that same date, the Registrant notified Hein + Associates LLP of their dismissal. Hein + Associates LLP was the independent certifying accountant previously engaged to audit the Registrant's financial statements for the period ended June 30, 2001.

     The Registrant provided Hein + Associates LLP with a copy of the original Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that Hein + Associates LLP furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in the Current Report on Form 8-K, and if not, stating the aspects with which it does not agree. The Registrant indicated in the original Current Report on Form 8-K that it would file such letter with the Securities and Exchange Commission within two business days of receipt by the Registrant of such letter.

     In its letter to the Securities and Exchange Commission dated October 30, 2001, a copy of which is filed as an exhibit hereto, Hein + Associates LLP agreed with the Registrant's statement included under Item 4 of its Form 8-K dated October 19, 2001, except Hein + Associates LLP's letter indicated the following:

     1. In May 2001 the Registrant proposed changing their accounting method currently in use to account for costs related to certain long-term contracts. At the Registrant's request, Hein + Associates LLP analyzed the proposed change, including prior comments and guidance received from the staff of the Commission, and verbally reported that Hein + Associates LLP would not be in a position at that time to issue a preferability letter as to such change. Hein + Associates LLP believed that the issue was therefore resolved. However, in early September 2001, prior to the release of Hein + Associates LLP's report, the Registrant informed Hein + Associates LLP that they had initiated a conference call with the Commission staff to discuss the proposed accounting change. Hein + Associates LLP participated in that call, and while the Commission staff did not reach a conclusion, Hein + Associates LLP believe that they expressed doubt as to the Registrant's ability to be able to satisfy both Hein + Associates LLP and the Commission staff as to the preferability of the proposed change. Hein + Associates LLP are unaware of the Registrant's current position on such change.

     2. Hein + Associates LLP is not in a position to agree or disagree with the Registrant's statement that the change in principal accountants was recommended by the Audit Committee and approved by the Board of Directors.

     3. Hein + Associates LLP is not in a position to agree or disagree with the Registrant's statement that Swenson Advisors, LLP was not engaged regarding the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Registrant's financial statements.

     The Registrant responds to the items addressed in Hein + Associates LLP's letter dated October 30, 2001, to the Commission as follows:

     1. During the two fiscal years ended June 30, 2000, and June 30, 2001, and through the subsequent interim period ended October 15, 2001, to the best of the Registrant's knowledge, there were no disagreements with Hein + Associates LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Hein + Associates LLP would have caused that firm to make reference in connection with its report on the financial statements of the Registrant for such years. The Registrant, as part of its ongoing policies, continually works to improve the quality of its financial statements. Accordingly, the Registrant, while not having made any changes to its accounting methods, has been evaluating alternative accounting methods to improve the quality of financial presentation in connection with its long-term energy efficiency contracts. The Registrant held discussions with both Hein +
Associates LLP and the staff of the Commission prior to October 15, 2001, regarding these alternative accounting methods. The Registrant did not discuss these matters with Swenson Advisors, LLP prior to October 15, 2001. The Registrant plans to continue its research into this matter. When, if at all, the Registrant changes its accounting methods regarding its long-term energy efficiency contracts, the change will be accordance with Generally Accepted Accounting Principles, and will have the concurrence of the Registrant's Independent Auditors and the staff of the Commission.

     2. The Registrant reiterates that the engagement of Swenson Advisors, LLP, and the dismissal of Hein + Associates LLP were recommended by the Registrant's Audit Committee and approved by the Registrant's Board of Directors.

     3. The Registrant did not engage in any discussions with Swenson Advisors, LLP regarding any the application of accounting principles to any specific accounting transaction or type of audit opinion that might be rendered on the Registrant's financial statements prior to October 15, 2001.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  EXHIBITS.

     EXHIBIT NO.      DESCRIPTION

     16.1.            Letter from Hein + Associates LLP dated October 30, 2001.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 ONSITE ENERGY CORPORATION



Date:  November 1, 2001                          /s/  Paul E. Blevins
                                                 Paul E. Blevins,
                                                 Chief Financial Officer